UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 17, 2005

The PMI Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13664	94-3199675
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PMI Plaza, 3003 Oak Road, Walnut Creek, California		94597
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	925-658-7878

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 17, 2005, The PMI Group, Inc. ("PMI") entered into Amendment No. 1 to the Revolving Credit Agreement, dated December 15, 2004, between PMI and the following lenders: Bank of America, N.A; Citibank, N.A; Wachovia Bank, National Association; SunTrust Bank; and JPMorgan Chase Bank, N.A. (collectively, the "Lenders").

Amendment No. 1 amends the Revolving Credit Agreement to include a $25 million letter of credit subfacility. The letter of credit subfacility limit of $25 million is part of, and not in addition to, the existing $175 million aggregate committment of the Lenders under the Revolving Credit Agreement.

The above description is qualified in its entirety by reference to the full and complete terms contained in Amendment No. 1, which is filed as Exhibit 10.37(a) hereto and incorporated by reference herein. Certain of the Lenders and their affiliates have provided investment banking, underwriting, lending and other advisory services to PMI and received customary compensation from PMI for such services. In the ordinary course of their businesses, subsidiaries of PMI may provide private mortgage insurance, related credit enhancement products and contract underwriting services to the Lenders or their affiliates.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The PMI Group, Inc.

June 21, 2005	By:	Donald P. Lofe, Jr.

Name: Donald P. Lofe, Jr.
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.37(a)	Amendment No. 1 to Revolving Credit Agreement, dated as of June 17, 2005